EXHIBIT 10(xiv)

                         THE STRIDE RITE CORPORATION
                     1999 EXECUTIVE LONG-TERM BONUS PLAN

                                  ARTICLE I

                                 INTRODUCTION

      1.1 Purpose. The purpose of this Plan is to provide key executives of the Company and any of its subsidiaries with incentive compensation based upon the future achievement of established performance goals over designated three-year performance periods.

      1.2. Effective Date. Subject to approval of the Plan by a majority of the Company's stockholders, the Plan is effective as of November 28, 1998.

                                  ARTICLE II

                                 DEFINITIONS

      2.1 "Board" shall mean the Board of Directors of the Company.

      2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

      2.3 "Committee" shall mean the Compensation Committee of the Board.

      2.4 "Company" shall mean The Stride Rite Corporation and its successors and assigns and any of its subsidiaries.

      2.5 "Covered Employee" shall mean an employee of the Company or any of its subsidiaries designated by the Committee as an employee who is or may be a "covered employee" within the meaning of section 162(m) of the Code.

      2.6 "Participant" shall mean any employee of the Company (or of a subsidiary) who has been designated as a participant of the Plan by the Committee pursuant to Article III of the Plan.

      2.7  "Payment  Date" shall have the meaning  given to such term by Section
4.4 of the Plan.

      2.8  "Performance  Award"  shall  have the  meaning  given to such term by
Section 4.2 of the Plan.

      2.9  "Performance  Goals"  shall  have the  meaning  given to such term by
Section 4.1 of the Plan.

      2.10 "Performance Period" shall mean any three-year period measured by reference to three consecutive fiscal years of the Company, as designated by the Committee.

      2.11 "Plan" shall mean The Stride Rite Corporation 1999 Executive Long-Term Bonus Plan.


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      2.12 "Total Disability" shall mean a determination by the Committee or its designate that a Participant is permanently unable, as a result of accident or sickness, to perform any and every duty pertaining to such Participant's occupation or employment for which the Participant is suited by reason of the Participant's previous training, education and experience.

                                 ARTICLE III

                                 ELIGIBILITY

      The Committee shall select the Participants of this Plan, if any, within the first 90 days after the beginning of each Performance Period. Thereafter, other Participants may be added by the Committee because of promotion, hiring, or other reasons warranting their inclusion.

                                  ARTICLE IV

                              PERFORMANCE AWARDS

      4.1 Establishment of Performance Goals. Within the first 90 days after the beginning of each Performance Period designated by the Committee, the Committee shall establish in writing the specific Performance Goals that must be achieved for the Performance Period in order for a Participant to be eligible to receive payment of a Performance Award ("Performance Goals"). The Performance Goals shall be based upon any two or more of the following criteria: revenue growth, earnings per share growth, cash flow, cash flow return on investment, return on equity, and the Company's stock price as a percentage of a peer group of stocks. The Committee shall also establish the weighting of the performance criteria.

      4.2 Performance Awards. Within the first 90 days after the beginning of each Performance Period (or, if an individual is not a Participant of this Plan as of such date, the date that the individual is designated by the Committee as a Participant in the Plan), the Committee shall establish in writing a performance incentive award target for such Participants as shall be designated by the Committee, and in such amounts as the Committee shall determine, subject to the limitations of the Plan ("Performance Award"). No Performance Award for any Participant for any single Performance Period shall exceed $1,000,000.

      4.3 Certification. As soon as reasonably practical following each Performance Period, the Committee shall determine in its sole discretion whether or not the Performance Goals have been attained. If the Performance Goals have been attained, then the Committee will certify that the Performance Goals and any other material terms of the Plan were in fact satisfied. For this purpose, approved minutes of the Compensation Committee meeting in which the certification is made shall be treated as written certification.

      4.4   Payment   of   Performance   Awards.   In  the   event   that  the
Compensation Committee certifies the payment of Performance Awards in accordance with Section 4.3 of this Plan, such payment shall be made one-half in cash and one-half in common stock of the Company, or all in cash, at the discretion of the Committee, as soon as reasonably practicable following certification. Except

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as provided in this Section 4.4, payment of certified  Performance  Awards shall be made no later than February 15th of the calendar year immediately following the end of the Performance Period. All Performance Awards shall be subject to forfeiture in the event that a Participant fails to remain actively employed by the Company until the earlier of such February 15th, or the actual date of payment of a Performance Award ("Payment Date"). The Committee may, in its sole discretion, defer payment of all or a portion of a Participant's Performance Award to a date not later than thirty days following the date that the Participant ceases to be a Covered Employee in order to avoid the loss of the Company's tax deduction for the payment of the Performance Award under section 162(m) of the Code. In the event of any deferral of payment of a Performance Award to a Covered Employee that is subject to the deduction limit of section 162(m) of the Code, the Committee may, in its sole discretion, elect to also pay to the affected Participant a reasonable rate of interest on the deferred portion of the Performance Award. Notwithstanding the foregoing provisions of this Section 4.4, the Committee may pay a Performance Award to a Covered Employee even if a Company tax deduction would be disallowed by reason of section 162(m) of the Code if the Committee in its sole discretion determines that payment is in the best interest of the Company.

      4.5   Termination of Employment.

      (a) In the event a Participant terminates employment with the Company before a Payment Date because of death, Total Disability, or Early, Normal or Late Retirement as defined under The Stride Rite Corporation Retirement Income Plan ("Retirement"), such Participant, or, in the case of the Participant's death, the Participant's surviving spouse (or the Participant's estate if there is no surviving spouse), shall receive, subject to the terms of this Plan, a prorated Performance Award for the Performance Period in which the Participant dies, becomes disabled, or retires. A prorated Performance Award shall be determined by multiplying the amount equal to the Performance Award (if any) that would have been earned in view of actual results for such Performance Period by a fraction the numerator of which is the number of full months of the Performance Period during which the employee was a Participant in the Plan and the denominator of which is thirty-six.

      (b) In the event a Participant's employment with the Company is terminated before a Payment Date for any reason other than death, Total Disability, or Retirement, the Participant shall not be entitled to receive any Performance Award.

      4.6 No Limitation to Corporate Action. Nothing in this Article IV shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the Participant of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company, any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments.


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                                  ARTICLE V

                             PLAN ADMINISTRATION

      5.1 Powers of the Committee. The Committee shall have the authority, subject to the terms of the Plan, to determine each Participant's Performance Award, if any, for each Performance Period, and to make all other determinations under the Plan and to interpret and administer the Plan (including the power to remedy any ambiguities, inconsistencies, or omissions), taking into account its purposes and such other factors as the Committee may deem relevant (including recommendations of the Chief Executive Officer of the Company). The Committee shall have complete control over the administration of the Plan and complete control and authority to determine, in its sole discretion, the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant or other person having or claiming to have any interest under the Plan and the Committee's determinations shall be conclusive and binding on all such parties. Neither the Committee nor any member thereof nor the Company shall be liable for any action or determination made in good faith with respect to the Plan or the rights of any Participant under the Plan. Except to the extent precluded by section 162(m) of the Code, the Committee shall have the discretion to modify any Performance Goals and any Performance Awards to take into account the affect of unforeseen or extraordinary events (including mergers and acquisitions) and accounting changes.

      5.2 Duties of the Committee. Subject to the limitations of the Plan, the Committee from time to time shall establish rules for the administration of the Plan and the transaction of its business. All actions and determination of the Committee shall be conclusive and binding on all Participants, their beneficiaries and estates.

      5.3 Action Taken in Good Faith. The members of the Committee and the Company and its officers, directors and employees shall be entitled to rely upon all certificates and reports made by any accountant, and upon all opinions given by any legal counsel, and the members of the Committee, the Company and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any accountant or legal counsel, and all action so taken or suffered, including, without limitation, the payment of any Performance Awards, shall be conclusive upon each of them and upon all Participants and their beneficiaries.

      5.4 Indemnification. In addition to all other rights of indemnification that may exist, the Company shall indemnify the Committee, each of its respective members, and officers and employees of the Company who assist in the administration and operation of the Plan from and against any liability, joint and/or several, arising out of or connected with their duties hereunder, except such liability as may arise from their gross negligence or willful misconduct.

      5.5 Expenses of Administration. The Company shall pay all expenses of administration of the Plan, including, without limitation, all expenses

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incurred by the Committee, accounting and legal fees and expenses, and any other expenses related to the administration of the Plan.

                                  ARTICLE VI

                                MISCELLANEOUS

      6.1 Amendment and Termination. The Company shall have the authority, in its sole discretion, to amend or terminate the Plan at any time, in whole or in part, and in any manner. Any such amendment or termination may be made by vote of the Committee or the Board and may be made by the Committee or the Board retroactively to apply to Performance Awards not yet paid to Participants.

      6.2 Tax Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local withholding tax requirements on any amount payable under the Plan, and the Company may defer the payment of any amount until such requirements are satisfied.

      6.3 Inalienability of Interests. Except as otherwise provided by applicable law, a Participant's interests under the Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any benefits to be so subjected shall not be recognized.

      6.4 No Funding. Nothing in this Plan will be construed to give any Participant or any other person rights to any specific assets of the Company, or of any other person. The Participant shall have only the rights of an unsecured general creditor of the Company with respect to his or her interest under the Plan. Any Performance Awards which become payable hereunder shall be paid from the general assets of the Company in accordance with the terms hereof.
      6.5 Limited Effect. Neither the establishment of the Plan nor participation in the Plan shall be construed as creating any contract of employment between the Company and any Participant, employee or other person, nor shall anything contained in the Plan give any person the right to be retained in the employ of the Company or otherwise restrain the Company's right to deal with its employees, including Participants and their hiring, discharge, layoff, compensation, and all other conditions of employment in all respects as though the Plan did not exist.

      6.6 Effect on Other Plans, Programs or Arrangements. The adoption of the Plan shall have no effect on awards made or to be made or compensation paid or to be paid pursuant to other plans, programs, or arrangements covering employees of the Company, its subsidiaries, or any predecessors or successors thereto, except that amounts paid hereunder may be taken into account as "compensation" for purposes of determining the Participant's benefits under such other plan but only to the extent expressly provided therein.

      6.7 Governing Law. All questions pertaining to the construction, validity and effect of the Plan, or to the rights of any person under the Plan, shall be determined in accordance with the laws of the Commonwealth of Massachusetts.


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        6.8 Stockholder Approval. No Performance Awards shall be paid under this
 Plan prior to approval of the Plan by the stockholders of the Company.


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